CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT

This CONSOLIDATION, MODIFICATION AND EXTENSION AGREEMENT (the “Agreement”) entered into at Rochester, New York, effective as of August 30, 2011, between PREMIER PACKAGING CORPORATION, a New York corporation, with an address of 6 Framark Drive, Victor, New York 14564 (the “Mortgagor”) and RBS CITIZENS, N.A., a national banking association with an address of 833 Broadway, Albany, New York 12207 (the “Mortgagee”).

WHEREAS, Mortgagor is the owner in fee simple of certain real property (the “Premises”) located in the Town of Victor, Ontario County, New York, as more particularly described on Schedule A attached, as improved on the date hereof;

WHEREAS, the Mortgagee is the holder of the following mortgages, and of the notes or bonds secured thereby:

A.          Mortgage made by Primo DiFelice to The Canandaigua National Bank and Trust Company for (Not To Exceed) $300,000.00 and interest, dated August ____, 1991 and recorded in the Ontario County Clerk’s Office (the “Office”) on August 16, 1991 in Liber 716 of Mortgages, at page 1191.Dsd

B.           Mortgage made by Primo DiFelice to The Canandaigua National Bank and Trust Company for (Not To Exceed) $250,000.00 and interest, dated April 29, 1994 and recorded in the Office on April 29, 1994 in Liber 844 of Mortgages, at page 126.

NOTE:  Mortgages A. and B. were consolidated and modified so as to constitute a single lien of $550,000.00 and interest, by agreement dated October 29, 1993 and recorded in the Office on April 29, 1994 in Liber 844 of Mortgages, at page 129 and further modified by agreement dated October 29, 1993 and recorded in the Office on April 29, 1994 in Liber 844 of Mortgages, at page 127.

NOTE: Mortgages A. and B. as consolidated were assigned to M&T Real Estate, Inc. by an assignment of mortgage from The Canandaigua National Bank and Trust Company dated January 2, 1997 and recorded in the Office on January 15, 1997 in Liber 954 of Assignments of Mortgages, at page 454.

C.           Mortgage made by Bzdick Properties, LLC to M&T Real Estate, Inc. for $293,046.95 and interest, dated January 15, 1997 and recorded in the Office on January 15, 1997 in Liber  954 of Mortgages, at page 457.

NOTE:  The above mortgages A., B. and C. were consolidated and modified so as to constitute a single lien of $758,000.00 and interest, by agreement dated January 15, 1997 and recorded in the Office on January 15, 1997 in Liber 954 of Mortgages, at page 465.

D.          Mortgage, dated of even date herein given by Premier Packaging Corporation to Mortgagee to secure a note dated on even date herewith in the original principal amount of $688,034.70 which mortgage is intended to be recorded in the Ontarior County Clerk’s Office immediately prior to the recording of this Agreement (the “New Money Mortgage”).

WHEREAS, the parties desire to consolidate the mortgages at A., B., C. and D. above to create a single, coordinate first priority lien on the Premises;

WHEREAS, the parties desire to modify and extend the terms and conditions of the Mortgages at A., B. and C. above so that its terms and conditions are replaced and superseded in their entirety by the terms of the New Money Mortgage.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

1.           The current outstanding principal balance of the indebtedness secured by the mortgages at A., B., C. and D. above is One Million Two Hundred Thousand and 00/100 Dollars U.S. ($1,200,000.00) without any offsets or defenses.

2.           The mortgages referenced at A., B., C. and D. above are hereby combined and consolidated to form a single coordinate first priority mortgage lien on the Premises, without priority or any one over any other indebtedness secured by the said mortgages, so that together they shall constitute in law but one first mortgage, to secure the principal sum of One Million Two Hundred Thousand and 00/100 Dollars U.S. ($1,200,000.00) together will all interest thereon, and all other sums, advances, expenses and charges that become due under the consolidated mortgages (the “Consolidated Mortgage”) or under the Amended and Restated Note (as defined below) or any other agreements between Mortgagor and Mortgagee executed in connection therewith.

3.           Mortgagee does hereby extend and modify the terms of payment of the principal indebtedness secured by the above described mortgage, and Mortgagor ratifies the indebtedness and covenants and agrees to repay the indebtedness secured by the Consolidated Mortgage pursuant to the terms of a certain Amended and Restate Promissory Note from Mortgagor to Mortgagee of even date herewith in the original principal amount of One Million Two Hundred Thousand and 00/100 Dollars U.S. ($1,200,000.00) (the “Amended and Restated Note”).

4.           The rights and obligations of the parties hereunto shall be governed by the terms, agreements, provisions, covenants and conditions contained in the Amended and Restated Note, the New Money Mortgage, this Agreement and all collateral loan documents executed concurrently herewith, all of which are hereby made a part of this Agreement to the same extent and of the same effect as if the terms thereof were fully set forth herein and all of which shall supercede and control over all of the provisions set forth in the aforesaid prior notes, mortgages and collateral documents executed concurrently therewith.

5.           This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Mortgagee shall be entitled to rely thereon) until terminated as to future transactions by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any collateral in which the Mortgagee already has a security interest or any obligations incurred or rights accrued hereunder prior to the effective date of such notice (as hereinafter defined) of such termination.  Notwithstanding any such termination, the Mortgagee shall have a security interest in all collateral to secure the payment and performance of all obligations of the Mortgagor to the Mortgagee arising after such termination as a result of commitments or undertakings made or entered into by the Mortgagee prior to such termination.  The Mortgagee may transfer and assign this Agreement and deliver the collateral to the assignee, who shall thereupon have all of the rights of the Mortgagee; and the Mortgagee shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and the collateral.  Except as expressly provided herein, or in the other loan documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this agreement or other loan documents.

6.           This Agreement may be amended and the Mortgagor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Mortgagor shall obtain the Mortgagee’s prior written consent to each such amendment, action or omission to act.  No delay or omission on the part of the Mortgagee in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of the Mortgagee on any future occasion.

7.           This Agreement shall continue in force and effect so long as any obligation of the Mortgagor to the Mortgagee shall be outstanding and is supplementary to each and every other agreement between the Mortgagor and the Mortgagee and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of the Mortgagee or any of the liabilities, obligations or undertakings of the Mortgagor under any such agreement, nor shall any contemporaneous or subsequent agreement between the Mortgagor and the Mortgagee be construed to limit or otherwise derogate from any of the rights or remedies of the Mortgagee or any of the liabilities, obligations or undertakings of the Mortgagor hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

8.           This Agreement has been executed or completed and is to be performed in New York, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of New York.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

MORTGAGOR:

PREMIER PACKAGING CORPORATION

By: /s/ Philip Jones
Name: Philip Jones
Title: Secretary & Treasurer

Accepted:

RBS CITIZENS, N.A.

By: /s/ Jeffrey Morse
Name: Jeffrey Morse
Title: Vice-President

SCHEDULE A

Description of Premises

ALL THAT CERTAIN LOT, PIECE OR PARCEL OF LAND, situate in the Town and Village of Victor, County of Ontario, and State of New York, being Lot 5 of the School Street Industrial Park Subdivision, as shown on a map prepared by Cornwall Consultants, P.C., and filed in the Ontario County Clerk’s Office on November 3, 1989, at map number 17502.

ALSO, ALL THAT CERTAIN LOT, PIECE, OR PARCEL OF LAND, situate in the Town and Village of Victor, County of Ontario, and State of New York, being Lot 6 of the School Street Industrial Park Subdivision, as shown on a map prepared by Cornwall Consultants, P.C., and filed in the Ontario County Clerk’s Office on November 3, 1989, at map number 17502.

The above-described Lots 5 and 6 are now known collectively as Lot R-6 of the School Street Industrial Park Subdivision as shown on a resubdivision map prepared by David Andersen and filed in the Ontario County Clerk’s Office on January 7, 1997, as map number 23392.

TOGETHER WITH AND SUBJECT TO rights under a Permanent Easement between Primo DiFelice and Bzdick Properties LLC recorded January 15, 1997 in the Ontario County Clerk's Office in Liber 975 of Deeds, page 979.